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                                                                    EXHIBIT 21
                 SUBSIDIARIES OF COMMERCIAL BANCSHARES, INC.

                     Commercial Banking & Trust Company

                             Jackson County Bank

                 Farmers & Merchants Bank of Ritchie County

                                The Dime Bank